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                                                                    EXHIBIT 21.1
                                                                    ------------

                             List of Subsidiaries
                             --------------------
                                                      State of Incorporation
                                                      ----------------------
             Entity                                       or Organization
             ------                                       ---------------

     Forum Group, Inc.                                        Indiana

     Forum of Kentucky, Inc.                                  Kentucky

     Forum Ohio Healthcare, Inc.                              Ohio

     Forum Pueblo Norte, Inc.                                 Arizona

     FGI Financing I Corporation                              Delaware

     Forum A/H, Inc.                                          Delaware

     Forum Alpha Investments, Inc.                            Delaware

     Forum Delaware, Inc.                                     Delaware

     Forum  Investments I, LLC                                Delaware

     Forum Retirement, Inc.                                   Delaware

     Forum Retirement Communities, I, L.P.                    Delaware

     Forum Retirement Communities, II, L.P.                   Delaware

     Forum Retirement Partners,  L.P.                         Delaware

     FRP Financing Limited, L.P.                              Delaware

     HMC Leisure Park Corporation                             Delaware

     LTJ Senior Living Communities Corporation                Delaware

     Leisure Park Venture Limited Partnership                 Delaware

     Panther GenPar, Inc.                                     Delaware

     Panther Holdings Level I, L.P.                           Delaware